SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of June 10, 2009, is entered into by and between CyberDefender Corporation, a California corporation (the “Company”), and Shimski L.P., a California Limited Partnership (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, the board of directors of the Company has authorized the sale and issuance to the Purchaser of 632,500 shares of Common Stock, for a purchase price of $1.75 per share, subject to the terms and conditions of this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close or any day that the Common Stock is not traded on the Trading Market.

 “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the Company and the Purchaser, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

  “Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

 “Offering” has the meaning set forth in the recitals hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement covering the resale of the Securities filed with the Commission pursuant to the Company’s obligations under Section 4.3 of this Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the shares of Common Stock sold to the Purchaser pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Subscription Amount” means $1,106,875 United States Dollars in immediately available funds.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement and any other documents, instruments or agreements executed in connection with the transactions contemplated hereby.

ARTICLE II.
PURCHASE AND SALE

2.1         Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein and substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell and the Purchaser agrees to purchase the Securities.  At or prior to the Closing, the Purchaser shall deliver the Subscription Amount to the Company by wire transfer in accordance with the Company’s written wire instructions to be provided to Purchaser.  On the Closing Date, the Company shall deliver to the Purchaser a certificate issued in the name of the Purchaser representing the Securities, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. The Closing shall occur upon satisfaction of the conditions set forth in Sections 2.2 and 2.3.

2.2         Deliveries

(a)          On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)	this Agreement duly executed by the Company; and

(ii)           a certificate for 632,500 shares of Common Stock issued in the name of the Purchaser; provided, however, that the Company may provide to Purchaser, and for the purposes of consummating the Closing the Purchaser shall accept, an electronic “pdf” copy such certificate, with the original certificate to be delivered to the Purchaser no later than two Business Days following the Closing Date.

(b)          On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser; and

(ii)           the Subscription Amount.

2.3         Closing Conditions.

(a)             The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)           all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by the Purchaser to the Company of the items set forth in Section 2.2(b) of this Agreement.

(b)             The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company to the Purchaser of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since March 31, 2009; and

(v)           from the date hereof to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company.  Except as set forth in the SEC Documents or as specifically disclosed herein, the Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Purchaser as follows:

(a)           Subsidiaries.  The Company has no (and has never had any) subsidiaries and does not presently own, or record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other entity.

(b)           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected (or result in the imposition of any material Liens upon any of the Company’s assets), or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of a Registration Statement as required by this Agreement, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.

(g)           Capitalization.  Except as set forth on Schedule 3.1(g), the capitalization of the Company is as disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  Except as a result of the purchase and sale of the Securities or otherwise as set forth on Schedule 3.1(g) or in such Quarterly Report, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  Except as set forth on Schedule 3.1(g) and except for (a) shares of Common Stock or Common Stock Equivalents issued to employees, officers, directors or consultants (other than any consultant which engages in any business which is competitive with or provides any services which are similar to the business of or services provided by the Purchaser or any of its Affiliates as determined at the time of the issuance) of the Company, (b) securities issued upon the exercise, exchange,  conversion or amendment of any securities issued and outstanding on the date hereof, or (c) securities issued pursuant to acquisitions or strategic transactions, since March 31, 2009, the Company has not sold or and issued any shares of Common Stock or Common Stock Equivalents at a price per share (or conversion or exercise price, as the case may be) of less than $1.75.

(h)           SEC Documents.    The Company hereby makes reference to the following documents filed by the Company with the Commission, which are available for review on the Commission’s website, www.sec.gov (collectively, the “SEC Documents”): (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (b) and the Quarterly Report on Form 10-Q for the period ended March 31, 2009; and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, as amended, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect.  Except as and to the extent set forth on the balance sheet of the Company as of March 31, 2009, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(i)           Material Changes.  Since March 31, 2009, except as disclosed as a subsequent event in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k)           Compliance. Except as set forth on Schedule 3.1(k), the Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l)           Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(m)         Intellectual Property.

(i)           Patents and Trademarks. The Company has, or has the rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company has not received a notice (written or otherwise) that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company's businesses as it is currently conducted or as reflected in SEC Documents. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Rights.

(n)           Broker’s Fees. The Purchaser shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Company and a third person in respect of the transactions contemplated hereby.  The Company hereby agrees to indemnify the Purchaser against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Company and any such third person, whether express or implied from the actions of the Company or anyone acting or purporting to act on behalf of the Company.

(o)           Disçlosure. All disclosures furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2          Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware with full right, limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Purchaser.  Each Transaction Document has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(c)           Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Company Information.  The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically). The Purchaser has reviewed copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and there is no further information about the Company that the Purchaser desires in determining whether to acquire the Securities.

(g)           Broker’s Fees. The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby.  The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.3         Registration Rights.

(a)           Piggyback Rights.  The Purchaser shall have piggy-back registration rights with respect to all of the Securities (except for registrations on Commission Form S-4, S-8 or equivalent forms). Accordingly, the Company agrees to include all of the Securities (other than Securities that have been previously registered for resale under this Section 4.3(a)) in any registration statement on Form S-1 or equivalent form filed with the Commission, in order to register the resale of such shares pursuant and subject to Rule 415 of the Securities Act.  In addition, the Company agrees to use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other state securities or state blue-sky laws as shall be reasonably requested by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.  The Company acknowledges and agrees that it shall make all filings, disclosures, updates and any other actions which are necessary in order to keep any registration statement which includes any shares issuable upon exercise hereof effective for at least 24 months following the effective date of such registration statement.  Notwithstanding the foregoing, the Company may suspend the effectiveness of such registration statement for a period not to exceed 90 days after the effective date thereof if the Company’s Board of Directors reasonably believes that the continued effectiveness thereof would be materially detrimental to the Company because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, as applicable (each, a “Material Suspension Event”), and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company shall not register any securities for resale for its own account or that of any other stockholder during such 90 day period.  All expenses (other than underwriting discounts, commissions and special counsel fees of the Purchaser) incurred in connection with registration pursuant to this Section 4.3(a) shall be borne and paid by the Company.

(b)          Demand Rights.

(i)           Upon written demand by the Purchaser to the Company, the Company shall (i) prepare and file with the SEC, as soon as practicable thereafter but in no event later than 45 days thereafter, a registration statement on Form S-1 or other applicable form in order to register the resale of all the Securities that the Purchaser requests to be registered (other than Securities that have been previously registered for resale under this Section 4.3(b)), pursuant and subject to Rule 415 of the Act, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after the filing date thereof, and (iii) make all filings, disclosures, updates and any other actions which are necessary in order to keep such registration statement effective for at least 24 months following the effective date of such registration statement.  Notwithstanding anything herein to the contrary, in the event that all of the Securities that are requested by the Purchaser to be registered on a registration statement pursuant to this Section 4.3(b) are not registered on such registration statement, the Purchaser shall have the right to demand that the Company register any such remaining unregistered Securities on a subsequent registration statement on Form S-1 or other applicable form on the terms and conditions set forth in this Section 4.3(b).

(ii)           Notwithstanding the foregoing, the Company may elect to delay the filing of such registration statement for a period not to exceed 90 days, or may suspend the effectiveness of such registration statement after the effective date thereof for a period not to exceed 90 days, if, in either case, the Company’s Board of Directors reasonably believes that the filing or continued effectiveness, as the case may be, of such registration statement would be materially detrimental to the Company because such action would cause a Material Suspension Event, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for resale for its own account or that of any other stockholder during such 90 day period.  All expenses (other than underwriting discounts, commissions and special counsel fees of the Purchaser) incurred in connection with registration pursuant to this Section 4.3(b) shall be borne and paid by the Company.  Except as otherwise provided in Section 4(b)(i) above, the Purchaser may not exercise its demand right pursuant to this Section 4.3(b) more than twice.

(c)           Rule 144.  The Company shall keep available adequate current public information, as that term is defined in Rule 144 promulgated by the Commission under the Securities Act, file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act or the Exchange Act (or within any extension periods permitted under applicable regulations of the Commission), as applicable, and provide to the Purchaser such information as may be reasonably requested by the Purchaser in order to make available to the Purchaser the benefits of Rule 144 of the Securities Act and any other rule or regulation of the Securities Act or the Exchange Act, as applicable,  that may at any time permit the Purchaser to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1 or any equivalent form.

4.4           Use of Proceeds.

Working Capital.  The Company shall use the net proceeds from the Offering for working capital purposes only and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Common Stock or Common Stock Equivalents, or to settle any outstanding litigation without the prior written consent of the Purchaser.

4.5           Indemnification of the Purchaser. The Company will indemnify and hold the Purchaser and its Affiliates, and each of their directors, managers, officers, shareholders, members, employees and agents, as the case may be (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, provided that the Company’s liability under this Section for a breach of any representations or warranties made by the Company in this Agreement shall in no event exceed the Subscription Amount.

4.7           Securities Laws Disclosure; Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law or regulation in connection with (A) any registration statement contemplated herein and (B) the filing with the Commission on Form 8-K of final Transaction Documents (including signature pages thereto) and a summary thereof and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this subclause (ii).

4.8           Subsequent Equity Sales. If, at any time within ninety (90) days following the Closing Date, the Company sells and issues any shares of Common Stock or Common Stock Equivalents at a price per share (or conversion or exercise price, as the case may be) of less than  $1.75 (a “Dilutive Issuance”), then, not later than ten (10) business days following such Dilutive Issuance, the Company shall be required to issue to the Purchaser, for no additional consideration, an additional number shares of Common Stock equal to the difference of (i) an amount equal to (A) the Subscription Amount divided by (B) the price per share of shares issued or underlying Common Stock Equivalents in connection with such Dilutive Issuance, less (ii) the number of shares of Common Stock issued to the Purchaser hereunder, less (iii) the number of shares of Common Stock issued to the Purchaser pursuant to this Section 4.8 as a result of a prior Dilutive Issuance.  Such additional shares of Common Stock shall be issued to the Purchaser whenever a Dilutive Issuance occurs.  A Dilutive Issuance shall not include:  (a) shares of Common Stock or Common Stock Equivalents issued to employees, officers, directors or consultants (other than any consultant which engages in any business which is competitive with or provides any services which are similar to the business of or services provided by the Purchaser or any of its Affiliates as determined at the time of the Dilutive Issuance) of the Company, (b) securities issued upon the exercise, exchange, conversion or amendment of any securities issued and outstanding on the date hereof, or (c) securities issued pursuant to acquisitions or strategic transactions.

ARTICLE V.
MISCELLANEOUS

5.1           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company and the Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (other than by merger).

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations and, warranties, shall survive the Closing and the delivery, of the Securities, for the applicable statue of limitations.

5.10           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.14           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERDEFENDER CORPORATION	Address for Notice:

By: /s/ Gary Guseinov Name: Gary Guseinov Title: Chief Executive Officer	617 West 7th Street, Suite 401 Los Angeles CA 90017 Fax: 213.689.8640

With a copy to (which shall not constitute notice):

Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Fax: 310.208.1154
Attention: Kevin Friedmann

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO
CYBERDEFENDER SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

SHIMSKI L.P.	Address for Notice:

By: /s/ Boris Shimanovsky Name: Boris Shimanovsky Title: Managing Partner	SHIMSKI L.P. c/o Shim & Sons Enterprises, Inc. 1223 Wilshire Blvd. #307 Santa Monica, CA. 90403 Attention: Boris Shimanovsky

With a copy to (which shall not constitute notice): c/o Stanislawski & Harrison 301 N. Lake Avenue Suite 900 Pasadena, CA. 91101 Attention: Gregory Stanislawski Fax : 626-793-3631

Schedule 3.1 (d) – No Conflicts

Certain of the Company’s outstanding convertible debentures and warrants contain conversion and exercise price adjustment provisions in the event the Company issues Common Stock or Common Stock Equivalents below the current market price of the Common Stock.  The conversion and exercise price adjustment in these instruments will be approximately $0.01 from $0.99 to $0.98.

Schedule 3.1 (g) – Capitalization

As of June 10, 2009, the Company has approximately 21,700,000 shares of Common Stock issued and outstanding.  Since March 31, 2009, the Company has granted options and warrants to purchase a total of approximately 1,500,000 shares of Common Stock.  In addition, approximately 1,350,000 warrants have been exercised for cash or cashless since March 31, 2009 and the shares have been reflected above in the total number of shares issued and outstanding.

Certain of the Company’s outstanding convertible debentures and warrants contain conversion and exercise price adjustment provisions in the event the Company issues Common Stock or Common Stock Equivalents below the current market price of the Common Stock.  The price adjustment in these instruments will be approximately $0.01 from $0.99 to $0.98.

Schedule 3.1 (k) – Compliance

The Company has $396,671 in outstanding principal amount of its 10% Secured Convertible Debentures and $137,588 in outstanding principal of its 10% Convertible Debentures.  The Company is delinquent in the payment of approximately $100,000 of interest accrued on these debentures, which interest was due April 1, 2009 and January 1, 2009.   As a result of the delinquency of these interest payments, there exists an Event of Default under the Company’s 10% Secured Convertible Debentures and 10% Convertible Debentures.

The Company is currently responding to the City of Los Angeles in relation to an audit of its business tax payments for the periods 2005-2007.  The Company expects is liability to the City of Los Angeles to be in the range of $25,000 to $100,000.